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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 4, 2002

TESSCO Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031
(Address of principal executive offices) (Zip Code)

(410) 229-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Pursuant to a recommendation by the Audit Committee of the Board of Directors of TESSCO Technologies Incorporated ("TESSCO") and approval by the Board of Directors, effective June 4, 2002, the Company dismissed Arthur Andersen LLP as the Company's independent public accountants and engaged Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year ending March 30, 2003.

        Arthur Andersen's reports on TESSCO's consolidated financial statements for each of the past two years ended March 31, 2002 and April 1, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two most recent fiscal years ended March 31, 2002 and April 1, 2001, and through the date of this Form 8-K, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on TESSCO's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        TESSCO provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated June 4, 2002, stating its agreement with such statements.

        During the two most recent fiscal years ended March 31, 2002 and April 1, 2001, and through the date of this Form 8-K, TESSCO did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on TESSCO's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  c)
  Exhibits

Exhibit No.	Description of Exhibit
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 4, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated
By:	/s/ Robert C. Singer Robert C. Singer Senior Vice President and Chief Financial Officer
Dated: June 4, 2002

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 4, 2002

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX